Exhibit 10.1
EXECUTION COPY
AMENDMENT NO. 5 TO RECEIVABLES PURCHASE AGREEMENT
          This AMENDMENT NO. 5 to Receivables Purchase Agreement, dated as of May 31, 2011 (this “Amendment”), is entered into by and among:
          (a) RPM Funding Corporation, a Delaware corporation (“Seller”),
          (b) RPM International Inc., a Delaware corporation, as initial Servicer,
          (c) Fifth Third Bank (“Fifth Third”), and Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association (“Wells Fargo” and each of Fifth Third and Wells Fargo, a “Purchaser” and, collectively, the “Purchasers”), and
          (d) Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association, in its capacity as administrative agent for the Purchasers (in such capacity, together with its successors and assigns, the “Administrative Agent”), and pertains to that certain Receivables Purchase Agreement dated as of April 7, 2009 among the parties hereto or their predecessors (as heretofore and hereby amended, the “Agreement”). Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Agreement.
PRELIMINARY STATEMENT
Seller wishes to amend the Agreement as hereinafter set forth, and the Administrative Agent and the Purchasers are willing to agree to such amendments on the terms and subject to the conditions set forth in this Amendment.
          Section 1. Amendments.
          (a) A new Section 5.1(y) is hereby added to the Agreement to read as follows:
“Anti-Terrorism Law Compliance. None of the Seller Parties is subject to or in violation of any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA PATRIOT Act) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits any Purchaser from making any Incremental Purchase or from otherwise conducting business with any of the Seller Parties.”
          (b) Section 7.1(b)(ii) of the Agreement is hereby amended to delete “$40,000,000” where it appears and to substitute in lieu thereof “$50,000,000”.
          (c) A new Section 7.2(j) is hereby added to the Agreement to read as follows:
“Anti-Terrorism Laws. None of the Seller Parties shall be in violation of any law or regulation or appear on any list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA

PATRIOT Act) that prohibits or limits the conduct of business with or the receiving of funds, goods, or services to or for the benefit of certain Persons specified therein or that prohibits or limits any Purchaser from making any Incremental Purchase.”
          (d) Section 9.1(j) of the Agreement is hereby amended to delete “$40,000,000” where it appears and to substitute in lieu thereof “$50,000,000”.
          (e) Section 9.1 (n) of the Agreement is hereby amended and restated in its entirety to read as follows.
“(n) RPM-Delaware shall permit the Indebtedness of RPM-Delaware and its Subsidiaries, determined on a consolidated basis, to exceed 60% of the sum of such Indebtedness and consolidated shareholders’ equity of RPM-Delaware and its consolidated Subsidiaries, as calculated on the last day of each fiscal quarter; provided that for purposes of calculating consolidated shareholders’ equity, non-cash charges related to the writedown or impairment of goodwill or other intangibles shall be included in such calculation.”
          (f) Section 9.1(p) of the Receivables Purchase Agreement is hereby deleted in its entirety.
          (g) Clause (vii) of the definition of “Adjusted Eligible Receivables” contained in Exhibit I of the Receivables Purchase Agreement is hereby amended to delete “67-91” where it appears and to substitute in lieu thereof “70-91”.
          (h) Clause (iv) of the definition of “Eligible Receivables” contained in Exhibit I of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(iv) which is not owing from an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables,”
          (i) The last sentence of the definition of “Concentration Limit” contained in Exhibit I of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“As of the date hereof, (x) as long as The Home Depot, Inc. has debt ratings of BBB-/Baa3/BBB- or above, the Special Concentration Limit for The Home Depot, Inc. and its Affiliates is 25% of Adjusted Eligible Receivables; (y) the Special Concentration Limit for Ace Hardware and its Affiliates is 4% of Adjusted Eligible Receivables, and (z) as long as Lowe’s Companies, Inc. has debt ratings of BBB-/Baa3/BBB- or above, the Special Concentration Limit for Lowe’s Companies, Inc. and its Affiliates is 15% of Adjusted Eligible Receivables.”
          (j) The following definitions contained in Exhibit I of the Receivables Purchase Agreement are hereby amended and restated, each in its entirety, to read as follows:

          ““Applicable Margin” means, for so long as the Servicer has debt ratings of BB+/Ba1/BB+ or above from any two of (i) S&P, (ii) Moody’s, or (iii) Fitch Ratings 1.00%, otherwise, 1.25%.
          “Dilution Horizon Ratio” means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (a) the aggregate sales (excluding Excluded Government Receivables) generated by the Originators during the three Calculation Periods ending on such Cut-Off Date by (b) the Net Receivables Balance as of such Cut-Off Date.
          “EBITDA” shall mean, for any period of four consecutive fiscal quarters, determined on a consolidated basis for RPM-Delaware and its consolidated Subsidiaries, (i) the sum of (A) net income of RPM-Delaware and its consolidated Subsidiaries (calculated before provision for income taxes, Interest Expense, extraordinary items, non-recurring gains or losses in connection with asset dispositions, income attributable to equity in affiliates, all amounts attributable to depreciation and amortization and non-cash charges associated with asbestos liabilities) for such period, (B) all non-cash charges related to the writedown or impairment of goodwill and other intangibles for such period, (C) non-cash charges or losses related to or resulting from the bankruptcy filing of any Excluded Subsidiary for such period, (D) non-recurring expenses related to the acquisition of all or substantially all of the assets or capital stock (including by merger or amalgamation) of another Person (or, in the case of assets of a business unit of a Person), not to exceed $10,000,000 in the aggregate for such period of four consecutive fiscal quarters, plus (E) non-cash charges in addition to those provided for in clauses (B) and (C) above, up to an aggregate amount of not more than $25,000,000 incurred during such period, minus (ii) the sum of (A) cash payments made by RPM-Delaware or any of its consolidated Subsidiaries in respect of asbestos liabilities (which liabilities include, without limitation, defense costs and indemnification liabilities incurred in connection with asbestos liabilities) during such period and (B) non-cash gains for such period.
          “Facility Termination Date” means the earlier of (i) May 30, 2014, and (ii) the Amortization Date.
          “Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate amount of interest accruing during such period on Indebtedness of RPM-Delaware and its consolidated Subsidiaries (on a consolidated basis), including the interest portion of payments under Capital Lease Obligations and any capitalized interest, and excluding amortization of debt discount and expense and any non-cash interest expense associated with accretive type debt instruments.
          “Material Indebtedness” means (a) with respect to the Performance Guarantor and its Subsidiaries (other than the Originators), Indebtedness in excess of $50 million in aggregate principal amount and (b) with respect to any Originator, Indebtedness in excess of $20 million in aggregate principal amount.
          “RPM Credit Agreement” means that certain Credit Agreement dated as of January 5, 2011, as amended, restated or replaced from time to time, among RPM-Delaware and certain of its Affiliates, the lenders and other financial institutions from time to time party thereto, and PNC Bank, National Association as administrative agent.
          “Stress Factor” means, for so long as the Servicer has debt ratings of BBB-/Baa3/BBB- from any two of (i) S&P, (ii) Moody’s, or (iii) Fitch Ratings, 2.00%, otherwise, 2.25%.
          “Yield Reserve” means for any Calculation Period, the product (expressed as a percentage) of (i) the product of 1.5 times the Alternate Base Rate as of the immediately preceding Cut-Off Date times (ii) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.”
          (k) The definitions of “Capital Expenditures,” “Dividends,” “Equity Interest,” “Fixed Charge Coverage Ratio” and “US Indebtedness” are hereby deleted from exhibit I of the Receivables Purchase Agreement.
          (l) Schedule A of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Annex A hereto.
          Section 2. Representations and Warranties. In order to induce the Administrative Agent and the Purchasers to enter into this Amendment, Seller hereby represents and warrants to the Administrative Agent and the Purchasers, as of the date hereof, that (a) the execution and delivery by Seller of this Amendment are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part, (b) this Amendment has been duly executed and delivered by Seller, (c) after giving effect to this Amendment, no event has occurred and is continuing that will constitute an Amortization Event or a Potential Amortization Event, and (d) each of Seller’s representations and warranties set forth in Section 5.1 of the Agreement (other than Section 5.1(m) thereof) is true and correct on and as of the date hereof as though made on and as of the date hereof.
          Section 3. Effectiveness. This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent:
          (a) receipt by the Administrative Agent of counterparts hereof, duly executed by each of the parties hereto; and
          (b) payment of all fees due on the date hereof, including legal fees.
          Section 4. CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS

PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).
          Section 5. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE OTHER TRANSACTION DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
          Section 6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).
          Section 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof via facsimile or electronic mail of an executed .pdf copy thereof shall, to the fullest extent permitted by applicable law, have the same force and effect and delivery of an originally executed counterpart hereof.
<Signature pages follow>

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.
RPM FUNDING CORPORATION, as Seller

By:	/s/ Keith R. Smiley
	Name:	Keith R. Smiley
	Title:	Vice President and Treasurer

RPM INTERNATIONAL INC., as Servicer

By:	/s/ Edward W. Moore
	Name:	Edward W. Moore
	Title:	Vice President, General Counsel and Secretary

Signature Page to Amendment No. 5 to Receivables Purchase Agreement

FIFTH THIRD BANK, as Purchaser
By:	/s/ Andrew D. Jones
	Name:	Andrew D. Jones
	Title:	Vice President

Signature Page to Amendment No. 5 to Receivables Purchase Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, As Purchaser And Administrative Agent

By:	Michael J. Landry
	Name:	Michael J. Landry
	Title:	Vice President
Signature Page to Amendment No. 5 to Receivables Purchase Agreement

ANNEX A
SCHEDULE A
COMMITMENTS OF THE PURCHASERS

PURCHASER	Commitment
Fifth Third Bank	$67,500,000
Wachovia Bank, National Association	$82,500,000